Exhibit 10.5
TRANSFER AGENCY AND SERVICE AGREEMENT
THIS AGREEMENT is made as of November 20th, 2025 by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Congress Street, Boston, Massachusetts 02114 (“State Street” or the “Transfer Agent”), and VanEck Avalanche ETF, a Delaware business trust having its principal office and place of business at 666 Third Avenue, 9th Floor, New York, New York 10017 (the “Trust”).
WHEREAS, the Trust is an exchange-traded fund that issues and redeems common shares of beneficial interest (the “Shares”) only in aggregations of Shares known as “Creation Units,” as described in the currently effective prospectus and most recently filed registration statement (collectively, the “Prospectus”);
WHEREAS, only those entities (“Authorized Participants”) that have entered into an Authorized Participant Agreement with the Trust, the sponsor of the Trust, currently VanEck Digital Assets, LLC (the “Sponsor”) and the Transfer Agent, are eligible to place orders for Creation Units with the Sponsor;
WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”) or its nominee will be the record or registered owner of all outstanding Shares;
WHEREAS, Trust desires to appoint Transfer Agent to act as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and Transfer Agent is willing to accept such appointment.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, agree as follows:
1.     TERMS OF APPOINTMENT
1.1Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Creation Units and dividend disbursing agent of the Trust.
1.2Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Trust and the Transfer Agent, and in acknowledgement of the terms and conditions of the form of Participant Agreement attached as Exhibit A hereto, but only to the extent that such terms and conditions do not deviate from such Participant Agreement, the Transfer Agent shall:
(i)establish each Authorized Participant’s account in the Fund on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Authorized Participant;
(ii)receive and process orders for the purchase of Creation Units from the Sponsor or the Trust, and promptly deliver any cash payment and appropriate documentation thereof to the custodian of the Trust (the “Custodian”);
(iii)generate or cause to be generated and transmitted confirmation of receipt of such purchase orders to the Sponsor, Authorized Participants and/or DTC, and, if
Information Classification: Limited Access

applicable, transmit appropriate trade instruction to the National Securities Clearance Corporation (“NSCC”);
(iv)receive and process redemption requests and redemption directions from the Sponsor or the Trust and deliver the appropriate documentation thereof to the Custodian;
(v)with respect to items (i) through (iv) above, the Transfer Agent may execute transactions directly with Authorized Participants;
(vi)at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies, if any, to the redeeming Authorized Participant as instructed by the Sponsor or the Trust;
(vii)prepare and transmit by means of DTC’s book-entry system payments for any dividends and distributions declared by the Trust;
(viii)record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are issued and outstanding; and provide the Trust on a regular basis with the total number of Shares which are issued and outstanding; provided that Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust; and, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, keep records of, or otherwise related to, the beneficial owners of the Shares;
(ix)maintain and manage, as agent for the Trust such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of cash Creation Unit purchases and redemptions and the payment of the Trust’s cash dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent in accordance with applicable law;
(x)process any request from an Authorized Participant to change its account registration; and
(xi)except as otherwise instructed by the Trust, the Transfer Agent shall process all transactions in accordance with the procedures mutually agreed upon by the Trust and the Transfer Agent with respect to the proper net asset value to be applied to purchase orders received in good order by the Transfer Agent or by the Trust or any other person or firm on behalf of the Trust or from an Authorized Participant before cut-offs established by the Trust. The Transfer Agent shall report to the Trust any known exceptions to the foregoing.

1.3Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:
(i)The Transfer Agent shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon. The provision of such services shall be subject to the terms and conditions of this Agreement.
(ii)DTC and NSCC. The Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts, and the purchase and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTC or NSCC (if applicable) on behalf of Authorized Participants; and (b) issue instructions to the Trust’s banks for the settlement of transactions between the Trust and DTC or NSCC (if applicable) (acting on behalf of the applicable Authorized Participant).
1.4Authorized Persons. The Trust hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, including the Sponsor, as provided or agreed to by the Trust in writing and as may be amended from time to time (each, an “Authorized Person”), in receiving instructions to issue or redeem Creation Units. The Trust agrees and covenants for itself and each such Authorized Person that any order or sale of or transaction in Creation Units received by it after the order cut-off time as set forth in the Prospectus or such earlier time as designated by the Trust (the “Order Cut-Off Time”), shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the Trust’s Prospectus, and the Trust or such Authorized Person shall so instruct the Transfer Agent of the proper effective date of the transaction. The term “Digital Assets” means an asset that is issued and/or transferred using distributed ledger or blockchain technology (“distributed ledger technology”), including, but not limited to, so-called “virtual currencies”, “coins” and “tokens” and with respect to which State Street has agreed to provide services pursuant to other services agreements between State Street and the Trust.
1.5Anti-Money Laundering and Client Screening. With respect to the Trust’s offering and sale of Creation Units at any time, and for all subsequent transfers of such interests, the Trust or its delegate shall, to the extent applicable, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and Creation Units and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Creation Units or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust shall, upon receipt of

Information Classification: Limited Access

written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.
1.6State Transaction (“Blue Sky”) Reporting. If applicable, the Trust shall be solely responsible for its “blue sky” compliance and state registration requirements.
1.7Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, any Creation Units, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Transfer Agent of the obligations imposed on the Trust, the Creation Units, or the Shares in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.
1.8The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.
2.    FEES AND EXPENSES
2.1Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Transfer Agent shall be entitled to receive the fees and expenses set forth in a written fee schedule agreed to by the parties.
3.    REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT
The Transfer Agent represents and warrants to the Trust that:
3.1It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts.
3.2It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent, including if it is de-registered.
3.3It is duly qualified to carry on its business in the Commonwealth of Massachusetts.
3.4It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.
3.5All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.
3.6It is in compliance with all material federal and state laws, rules, and regulations applicable to the Transfer Agent with respect to its transfer agency business and the performance of its duties, obligations and services under this Agreement.

3.7It has and will continue to maintain access to the necessary facilities, equipment and personnel determined by Transfer Agent to perform its duties and obligations under this Agreement.
4.    REPRESENTATIONS AND WARRANTIES OF THE TRUST
The Trust represents and warrants to the Transfer Agent that:
4.1The Trust is a business trust duly organized, existing and in good standing under the laws of the state of its formation.
4.2The Trust is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.
4.3All requisite proceedings have been taken to authorize the Trust to enter into, perform and receive services pursuant to this Agreement.
4.4The Trust is exempt from registration under the Investment Company Act of 1940, as amended (the “1940 Act”).
4.5A registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.
4.6Where information provided by the Trust or a Trust’s investors includes information about an identifiable individual (“Personal Information”), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Trust acknowledges that the Transfer Agent may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that information relating to the Trust, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts. The Transfer Agent shall be kept indemnified by and be without liability to the Trust for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.
5.    DATA ACCESS AND PROPRIETARY INFORMATION
5.1The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Trust-related data (“Trust Data”) maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively,

Information Classification: Limited Access

“Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed Authorized Participant information or the confidential information of the Trust. The Trust agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. The parties acknowledge that Trust Data shall not be deemed Proprietary Information. Without limiting the foregoing, the Trust agrees for itself and its officers and trustees and their agents, to:
(i)use such programs and databases solely on the Trust’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between the Trust and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;
(ii)refrain from copying or duplicating in any way the Proprietary Information;
(iii)refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;
(iv)refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Trust’s, or such agents’ computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;
(v)allow the Trust or such agents to have access only to those authorized transactions agreed upon by the Trust and the Transfer Agent; and
(vi)honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.
5.2Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.
5.3Notwithstanding any other provision to the contrary, the Trust may disclose Proprietary Information in the event that it is required to be disclosed by law or in a judicial or administrative proceeding, or by an appropriate regulatory authority having jurisdiction over the Trust; provided that all reasonable legal remedies for maintaining such information in confidence have been exhausted including but not limited to giving the Transfer Agent as much advance notice of the possibility of such disclosure as practical so the Transfer Agent may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

5.4If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
5.5If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Creation Units or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of an instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.
5.6Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.
5.7Subject to Section 5.1, the Trust may use reports generated in connection with the Trust’s receipt of transfer agency services hereunder; provided, however, that (i) such use is limited to the Trust’s internal business purposes and (ii) such reports may not be re-distributed by the Trust except in the ordinary course of its business to Authorized Participants and internal organizations for informational purposes.
6.     RESERVED
7.     STANDARD OF CARE / LIMITATION OF LIABILITY
7.1The Transfer Agent shall act in good faith and without negligence and shall be held to the exercise of reasonable care (the “Standard of Care”) at all times in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this Standard of Care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.
7.2In any event, the Transfer Agent’s cumulative liability for each calendar year (a “Liability Period”) with respect to the services provided pursuant to this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation

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Period, as defined herein, for any liability or loss suffered by the Trust including any liability relating to the Trust’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Transfer Agent’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2025 shall be the date of this Agreement through December 31, 2025, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2026 and terminating on December 31, 2026 shall be the date of this Agreement through December 31, 2025, calculated on an annualized basis. In no event shall the Transfer Agent be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.
8.     INDEMNIFICATION
8.1The Transfer Agent shall not be responsible for, and the Trust shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, reasonable expenses and liability arising out of or attributable to:
(i)all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in accordance with the Standard of Care;
(ii)the Trust’s breach of any representation, warranty or covenant of the Trust hereunder;
(iii)the Trust’s lack of good faith, negligence or willful misconduct;
(iv)reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, electronic data entry, electronic instructions or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including but not limited to any brokerdealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Trust or its officers or the Trust’s agents or subcontractors or their officers or employees, in each case who the Transfer Agent reasonably believes has been designated by the Trust as Authorized Persons; (c) any instructions or opinions of legal counsel to the Trust with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; (d) any confirmation received from the Trust, the Sponsor or any other Authorized Person as to the delivery by an Authorized Participant of required Digital Assets determined to be sufficient for the related issuance of Creation Units; or (e) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;
(v)the offer or sale of Creation Units in violation of any requirement under federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units;
(vi)the negotiation and processing in accordance with the Standard of Care of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent;
(vii)all actions taken in accordance with the Standard of Care relating to the transmission of Trust, Creation Unit or Authorized Participant data through the NSCC clearing systems, if applicable; and
(viii)any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder, but excluding income, excise, franchise or other similar taxes ordinarily imposed on the Transfer Agent’s income, property or business generally.
8.2At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel (which may be Trust counsel) with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.
9.     ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT
9.1Delivery of Documents. The Trust shall promptly furnish to the Transfer Agent the following:
(i)A copy of the resolution of the Board of Trustees of the Trust or its functional equivalent (the “Board”) certified by the Trust’s Secretary authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

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(ii)A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.
9.2Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.
9.3Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent. In the event that the Transfer Agent is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Transfer Agent’s personnel as witnesses or deponents, the Trust agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.
10.     CONFIDENTIALITY AND USE OF DATA
10.1All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 10.2 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10.2 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Transfer Agent or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

10.2(a)    In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 10.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust or Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Transfer Agent or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.
(b)Subject to paragraph (d) below, the Transfer Agent and/or its Affiliates may use any Confidential Information of the Trust (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trust and the Transfer Agent or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Trust to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Transfer Agent and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Trust, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Transfer Agent publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.
(c) The Trust acknowledges that the Transfer Agent may seek to realize economic benefit from the publication or distribution of the Indicators.
(d)Except as expressly contemplated by this Agreement, nothing in this Section 10.2 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.
10.3The Transfer Agent affirms that it has and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.
11.     EFFECTIVE PERIOD AND TERMINATION
This Agreement shall remain in full force and effect for an initial term ending one year from the date hereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the

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expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure or failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice being given by the non-breaching party of such breach, (ii) in the event there are consistent breaches of established parameters in mutually agreed upon written service level agreement, or (iii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction or at the direction of such party’s regulators. Upon termination of this Agreement pursuant to this paragraph with respect to the Trust, the Trust shall pay Transfer Agent its compensation due and shall reimburse Transfer Agent for its costs, expenses and disbursements.
In the event of: (i) the Trust’s termination of this Agreement for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to the Trust (or its respective successor), the Trust shall pay the Transfer Agent its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Transfer Agent with respect to the Trust for the previous twelve (12) month period) and shall reimburse the Transfer Agent for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Transfer Agent will deliver the Trust’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Trust and distribution of the Trust’s assets as a result of the Board’s determination in its reasonable business judgment that the Trust shall be liquidated or dissolved, (b) a merger of the Trust into, or the consolidation of the Trust with, another entity, or (c) the sale by the Trust of all, or substantially all, of its assets to another entity.
12.     ASSIGNMENT
13.1Neither this Agreement nor any rights or obligations hereunder may be assigned by (a) the Trust without the written consent of the Transfer Agent or (b) the Transfer Agent without the written consent of each applicable Fund, except that the Transfer Agent may assign this Agreement to an affiliate of the Transfer Agent. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.
13.2Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.
13.3This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust. Other than as provided in Section 14.16, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

13.     DELEGATION; SUBCONTRACTORS
13.1    The Transfer Agent shall have the right to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein (each, a “Delegate” and collectively, the “Delegates”), without the consent or approval of the Trust. The Transfer Agent shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Transfer Agent had provided such services and committed such acts and omissions itself. Where required, such Delegate shall be a duly registered transfer agent pursuant to Section 17A(c)(2) of the 1934 Act.
13.2    The Transfer Agent will provide the Trust with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Transfer Agent that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time. Nothing in this Section 13 shall limit or restrict the Transfer Agent’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.
14.     MISCELLANEOUS
14.1Amendment. This Agreement may be amended by a written agreement executed by both parties.
14.2Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without giving effect to any conflicts of law rules thereof. The obligations of the Trust (or particular series or class thereof) entered into in the name or on behalf thereof by any Trustee, representative or agent of the Trust (or particular series or class thereof) are made not individually, but in such capacities, and are not binding upon any past, present or future Trustee, shareholder, representative or agent of the Trust (or particular series or class thereof) personally, but bind only the assets of the Trust (or particular series or class thereof), and all persons dealing with any series and/or class of shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust (or particular series or class thereof).
The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (or particular series or class thereof) as provided in the Trust’s charter.
14.3Force Majeure. The Transfer Agent shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, communication disruption or other similar force majeure events or acts (provided, however, the occurrence of such an event shall not excuse or modify the

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Transfer Agent’s obligations with respect to business continuity and disaster recovery procedures as set forth in Section 14.5).
14.4Data Protection. The Transfer Agent will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.
14.5Business Continuity. The Transfer Agent shall implement and maintain disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Transfer Agent in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Transfer Agent in its provision of services hereunder. In the event of any disaster which causes a business interruption, the Transfer Agent shall act in accordance with it Standard of Care and take reasonable steps to minimize service interruptions.
14.6Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.
14.7Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.
14.8Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.
14.9Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

14.10Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.
14.11Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
14.12Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
14.13Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by email or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:
(a)If to Transfer Agent, to:
[REDACTED]

(b)If to the Trust, to:
[REDACTED]
14.14Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
14.15Reports. Upon reasonable request of the Trust, the Transfer Agent shall provide the Trust with a copy of the Transfer Agent’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Transfer Agent shall use commercially reasonable efforts to

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provide the Trust with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Rachel Mulhern

	Name:	Rachel Mulhern

	Title:	Managing Director

VANECK AVALANCHE ETF

By: VanEck Digital Assets, LLC, solely in its capacity as Sponsor of VanEck Avalanche ETF

By:	/s/ John J. Crimmins

	Name:	John J. Crimmins

	Title:	Vice President

Information Classification: Limited Access

Exhibit A
FORM OF PARTICIPANT AGREEMENT

Information Classification: Limited Access

SUPPLEMENT TO
TRANSFER AGENCY AND SERVICE AGREEMENT
The Transfer Agency and Service Agreement dated as of November 20th, 2025, by and between State Street Bank and Trust Company (the “Bank”), a Massachusetts trust company, and VanEck Avalanche ETF, a Delaware business trust (the “Fund”), is hereby supplemented as of November 20th , 2025 (the “Effective Date”) in the manner set forth below (the “Supplement”).
WHEREAS, the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder (collectively, the “USA PATRIOT Act”), imposes anti-money laundering requirements on financial institutions;
WHEREAS, the Fund has developed and implemented written anti-money laundering and sanctions policies (the “Fund's AML and Sanctions Program”) pursuant to the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the rules and regulations implemented or enforced by the Financial Crimes Enforcement Network (“FinCEN”) and the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury;
WHEREAS, the Fund’s AML and Sanctions Program incorporates customer identification and other procedures reasonably designed to satisfy the relevant requirements of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, as well as the relevant rules and regulations implemented and enforced by FinCEN and OFAC;
WHEREAS, the Fund is permitted under applicable law and regulation to engage a third-party service provider to assist the Fund with certain aspects of the Fund’s AML and Sanctions Program;
WHEREAS, the Fund desires to engage the Bank to assist the Fund with certain aspects of the Fund’s AML and Sanctions Program, and the Bank desires to assist the Fund with respect to certain aspects of the Fund’s AML and Sanctions Program, as more particularly described in Section 1.2 herein (the “AML/Sanctions Assistance Functions”);
WHEREAS, certain aspects of the AML/Sanctions Assistance Functions shall be performed by the Bank’s Transfer Agency department (hereinafter, the “Transfer Agent”); and
WHEREAS, in performing the AML/Sanctions Assistance Functions, the Transfer Agent will follow its own anti-money laundering and sanctions procedures (hereinafter “Transfer Agent’s AML and Sanctions Procedures”), as permitted under the Bank’s anti-money laundering and sanctions program (hereinafter “Bank’s AML and Sanctions Program”).
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NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to supplement the Agreement pursuant to the terms thereof by adding the following provisions:
1.Duties:
1.1Duties of the Fund. The Fund shall perform the following functions:
(a)    Notice. The Fund or its agent shall provide notice to the Fund’s Authorized Participants (as defined in the Agreement) that information is being requested to verify their identity in order to combat money laundering and terrorist financing.
(b)    Information Collection – Authorized Participants. Prior to the acceptance by the Fund of any orders for Creation Units (as defined in the Agreement), and from time to time thereafter promptly upon the request of the Transfer Agent, the Fund or its agent shall obtain identifying information from such Authorized Participant, which identifying information, shall be determined by the identification requirements outlined in the Transfer Agent’s AML and Sanctions Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank, and which at a minimum currently includes: (i) full legal name, (ii) date of birth (if applicable), (iii) physical address and (iv) a taxpayer identification number, an Individual/International Taxpayer Identification Number or other government-issued identifier for individuals and equivalent information for entities. The Fund or its agent shall also identify for the Transfer Agent the nature and purpose of each Authorized Participant’s account.
(c)    Information Collection – UBOs and Controlling Parties. Prior to the acceptance by the Fund of any orders for Creation Units (as defined in the Agreement) from any potential Authorized Participant for which the Fund establishes a new Authorized Participant relationship, and from time to time thereafter promptly upon the request of the Transfer Agent, the Fund or its agent shall obtain, unless an exclusion applies, identifying information with respect to each ultimate beneficial owner and a controlling party of such Authorized Participant, if any, and complete and sign a certification as to such Authorized Participant’s ultimate beneficial owners and a controlling party. The requisite identifying information, criteria for determining what constitutes an ultimate beneficial owner and controlling party, whether any exclusions apply to an Authorized Participant, and the form of such ultimate beneficial owner and controlling party certification, in each case, shall be determined by the Transfer Agent’s AML and Sanctions Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank. Each such ultimate beneficial owner and controlling party identified in the certification shall hereinafter be referred to as a “UBO” and “Controlling Party,” respectively.
(d)    Notification Regarding Changes to Authorized Participant, UBO or Controlling Party Information. The Fund or its agent shall promptly notify the Transfer Agent of any changes to any relevant Authorized Participant, UBO or
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Controlling Party information, including, but not limited to, changes of name, corporate structure, bank details, tax status, address or beneficial ownership.
(e)    Designated Contact. The Fund shall designate an officer or agent of the Fund to be the Fund’s authorized contact with respect to the AML/Sanctions Assistance Functions performed hereunder (the “Designated Contact”).
Until such time as the Fund notifies the Transfer Agent in writing of any changes, the Designated Contact shall be:
[REDACTED]

1.2AML/Sanctions Assistance Functions. The Bank shall perform the following functions:
a)    Identity Verification for Authorized Participants, UBOs and Controlling Parties. The Transfer Agent shall, within thirty (30) calendar days of the Transfer Agent’s execution of the Authorized Participant Agreement (as defined in the Agreement) for any new Authorized Participant or within thirty (30) calendar days of the Transfer Agent being notified of or detecting a change to any relevant Authorized Participant, UBO or Controlling Party information, verify the identifying information of such Authorized Participant as recorded on the Transfer Agent’s record keeping systems. To the extent the Transfer Agent’s AML and Sanctions Procedures require documentation to support the identity verification for an Authorized Participant, UBO and/or Controlling Party, which documentation shall be determined by the Transfer Agent’s AML and Sanctions Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank, such as government-issued identification cards, passports, utility bills or organizational documents, where necessary, the Fund shall timely collect such information or documentation, with the assistance from the Transfer Agent, as necessary. The Fund and the Transfer Agent hereby agree to follow the procedures relating to Authorized Participant, UBO and Controlling Party identity verification as set forth in Appendix A hereto.
b)    Sanctions Screening. The Bank, on behalf of the Transfer Agent, shall screen new and existing Authorized Participants, UBOs and Controlling Parties against sanction-related lists promulgated by the United States, the European Union, and the United Nations. The Bank reserves the right to screen new and existing Authorized Participants, UBOs and Controlling Parties against such other sanction-related lists as may be required by the Bank’s AML and Sanctions Program from time to time. The Fund acknowledges that the Bank and the Transfer Agent shall have no obligation to accept any Authorized Participant’s order for Creation Units, and shall have the right to block, freeze or reject any Authorized Participant’s order or account, as applicable, in order for the Bank and/or the Transfer Agent to meet its legal and/or internal compliance requirements. In the event that an Authorized Participant’s order or account is blocked, frozen or rejected, the Transfer Agent shall promptly inform the Designated Contact of the circumstances that lead to the block, freeze or rejection.
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c)    Transaction Monitoring and Suspicious Activity Reporting. The Bank shall maintain internal controls and procedures reasonably designed to monitor transactions in Authorized Participant accounts using a risk-based approach. The Bank shall use the definitions provided in the applicable rules and regulations promulgated under the Bank Secrecy Act and/or the Bank’s AML and Sanctions Program to determine what activity may be suspicious. Any suspicious activity identified shall be reported, in accordance with the Bank’s AML and Sanctions Program, to the Bank’s Global Chief AML Officer who shall take any required action under applicable law and/or the Bank’s AML and Sanctions Program. The Bank’s AML Compliance Officer supporting the Transfer Agent will determine whether information related to the activity in question may be shared with the Fund’s Designated Contact. Notwithstanding the foregoing and for the avoidance of doubt, the Bank will not disclose any information that would reveal the existence of a SAR.
d)    Ongoing Customer Due Diligence. The Transfer Agent shall maintain risk-based internal controls and procedures reasonably designed for conducting ongoing due diligence of Authorized Participants, including, but not limited to, understanding the nature and purpose of Authorized Participant relationships to develop Authorized Participant risk profiles and conducting risk-based monitoring to maintain and update Authorized Participant information.
e)    Recordkeeping. The Bank will retain records as required by applicable U.S. law or regulation.
1.3[Reserved].
2.Representations, Warranties, Covenants and Certifications.
2.1The Transfer Agent shall certify to the Fund, on an annual basis and in such form as the Transfer Agent and such Fund may mutually agree upon, that the:
(a)    Transfer Agent’s AML and Sanctions Procedures are reasonably designed to prevent money laundering or the financing of terrorist activities in accordance with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and other applicable U.S. rules and regulations;
(b)    Transfer Agent has designated an individual or individuals responsible for implementing and monitoring the Transfer Agent’s AML and Sanctions Procedures;
(c)    Transfer Agent has provided, and will continue to provide, ongoing training for the appropriate personnel with respect to the Transfer Agent’s AML and Sanctions Procedures;
(d)    Transfer Agent provides for periodic, but at a minimum annual, independent testing of the Transfer Agent’s AML and Sanctions Procedures;
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(e)    Transfer Agent maintains risk-based internal controls and procedures reasonably designed for conducting ongoing due diligence of Authorized Participants;
(f)    Transfer Agent has performed the functions it has agreed to perform pursuant to this Supplement.
2.2Each Fund hereby represents and warrants and, upon the Bank’s request, which generally will not exceed more than one request annually, covenants to certify to the Bank that:
(a)The Fund understands that the Bank’s AML and Sanctions Program and the Transfer Agent’s AML and Sanctions Procedures were developed and implemented, and will be maintained, in accordance with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder; and
(b)The Fund shall not take any action to breach or cause the Bank or the Transfer Agent to breach any provisions of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules or regulations, including, but not limited to, those issued and/or promulgated by the United States, the European Union and the United Nations;
(c)The Fund shall not use the services provided by the Bank and the Transfer Agent under the Agreement or this Supplement to undertake or facilitate any business involving any party subject to sanctions laws, rules or regulations issued and/or promulgated by the United States, the European Union and the United Nations;
(d)The Fund has in place systems and controls reasonably designed to ensure compliance with clauses (b) and (c) above;
(e)The Bank and the Transfer Agent shall have no obligation to perform, and shall not be in breach of the Agreement or this Supplement or liable to the Fund for any failure to perform, any activity relating to Authorized Participant accounts, account maintenance activities or other transfer agency or banking activities that: (i) may cause the Bank or the Transfer Agent to breach any provisions of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules or regulations (including, but not limited to, those issued and/or promulgated by the United States, the European Union or the United Nations); and/or (ii) involves dealing with or acting to benefit any party subject to sanctions laws, rules or regulations issued and/or promulgated by the United States, the European Union, and the United Nations;
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(f)The Fund and its board of directors/trustees agree that none of them will knowingly act or fail to act in a manner that violates or is inconsistent with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules or regulations (including, but not limited to, those issued and/or promulgated by the United States, the European Union or the United Nations);
(g)The Designated Contact is responsible to act and communicate on behalf of the Fund, which includes any instructions the Fund makes to the Transfer Agent; and
(h)The Fund shall provide the Bank or the Transfer Agent, promptly upon request, with any documents or other information necessary for the Bank to comply with any applicable anti‐money laundering and/or sanctions laws, rules or regulations or any other laws or regulations applicable to it and its affiliates.
3.     Consent to Examination
3.1Upon reasonable request, the Transfer Agent will provide, to the extent permitted by law, the Fund with reasonable access to information obtained and held with respect to Authorized Participants or reasonable access to information to satisfy the Fund of the suitability of the Transfer Agent to perform the AML/Sanctions Assistance Functions and of the reliability of the Transfer Agent’s systems and procedures for compliance with applicable U.S. anti-money laundering laws, rules and regulations and applicable sanctions laws, rules and regulations. The Fund will reimburse the Transfer Agent for reasonable expenses incurred in providing such access.
3.2Each party further understands and acknowledges that the records maintained under the Transfer Agent’s AML and Sanctions Procedures may be subject, from time to time, to examination and/or inspection by U.S. federal regulators or the Bank’s auditors as part of the periodic testing of the Fund’s AML/Sanctions Assistance Functions.
3.4In addition, each party understands and acknowledges that the records maintained by the Bank with respect to the AML/Sanctions Assistance Functions may be subject, from time to time, to examination and/or inspection by such Fund’s regulatory authorities. For purposes of such examination and/or inspection, the Bank will use its reasonable efforts to make available, during normal business hours, all required records and information concerning the AML/Sanctions Assistance Functions that the Bank performs under this Supplement for review by such regulatory authorities. The Fund shall provide the Bank with notice of any pending or planned examinations and/or inspections as soon as practicable after the Fund is notified.
3.5The Transfer Agent shall provide to the Fund, upon reasonable request, (i) a written summary of the Transfer Agent’s AML and Sanctions Procedures, which the Fund may use as written evidence of the Transfer Agent’s suitability to perform the AML/
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Sanctions Assistance Functions on behalf of the Funds, and (ii) information and documents received and maintained with respect to Authorized Participants or prospective authorized participants to enable the Fund to comply with requests from its regulators or other law enforcement authorities in accordance with relevant laws and regulations.
4.     No   Delegation   of    The   Fund’s   Anti-Money   Laundering/Sanctions   Screening Responsibilities
4.1The Fund understands and agrees that the Bank’s and the Transfer Agent’s only responsibilities under this Supplement are in performing the AML/Sanctions Assistance Functions as set forth herein and that the Fund is ultimately responsible for ensuring that it is compliant with its own regulatory obligations relative to applicable anti-money laundering and sanctions laws, rules and regulations. For the avoidance of doubt, the Bank and the Transfer Agent shall not be responsible for any other aspect of the Fund’s AML and Sanctions Program or for the overall compliance by the Fund with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder, including, but not limited to, any Customer Due Diligence Requirements for Financial Institutions published by FinCEN on May 11, 2016, together or collectively with any amendments thereto, or for the overall compliance by the Fund with any applicable sanctions laws, rules or regulations, or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Bank and the Transfer Agent shall only be responsible for performing the AML/Sanctions Assistance Functions with respect to the ownership of, and transactions in, Creation Units of the Fund for which the Transfer Agent maintains the applicable Authorized Participant information and records.
4.2The Fund understands and agrees that, notwithstanding the Bank’s agreement to perform the AML/Sanctions Assistance Functions, the Bank shall be ultimately responsible for, and have complete discretion in, ensuring that it is compliant with its own anti-money laundering and sanctions screening and reporting obligations.
5.     Miscellaneous
5.1This Supplement to the Agreement supersedes as of the Effective Date Section 1.5 of the Agreement and any prior supplement, amendment or other agreement with respect to the services or functions the Bank and the Transfer Agent shall perform to assist the Fund with respect to the Fund’s AML and Sanctions Program or any other subject matter herein whether oral or written. In all other regards, the terms and provisions of the Agreement between the parties hereto shall continue to apply with full force and effect.
5.2Either party may terminate this Supplement upon sixty (60) days’ written notice to the other party. Further, this Supplement will terminate automatically upon any termination of the Agreement.
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5.3The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.
5.4Each party represents to the other that the execution and delivery of this Supplement has been duly authorized.
5.5This Supplement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
5.6This Supplement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and behalf by its duly authorized representative.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Rachel Mulhern

Name:	Rachel Mulhern
Title:	Managing Director

VANECK AVALANCHE ETF

By: VanEck Digital Assets, LLC, solely in its capacity as Sponsor of VanEck Avalanche ETF

By:	/s/ John J. Crimmins

Name:	John J. Crimmins

Title:	Vice President

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Appendix A
PROCEDURES FOR AUTHORIZED PARTICIPANT, UBO AND CONTROLLING PARTY IDENTITY VERIFICATION
The procedures relating to Authorized Participant, UBO and Controlling Party verification prior to the expiration of the thirty (30) calendar day period after the Transfer Agent’s execution of the Authorized Participant Agreement for any new Authorized Participant or the Transfer Agent being notified of or detecting a change to any relevant Authorized Participant, UBO or Controlling Party, are as follow:
•In the event that sufficient information or documentation is not provided with respect to an Authorized Participant or any applicable UBO or Controlling Party within fifteen (15) calendar days of the Transfer Agent’s execution of the Authorized Participant Agreement or the Transfer Agent being notified of or detecting a change to any relevant Authorized Participant, UBO or Controlling Party information, the Transfer Agent shall promptly contact the Fund’s Designated Contact to seek further instructions.
•In the event that sufficient information or documentation is not provided with respect to the Authorized Participant or any applicable UBO or Controlling Party within thirty (30) calendar days of the Transfer Agent’s execution of the Authorized Participant Agreement or within thirty (30) calendar days of being notified of or detecting a change to any relevant Authorized Participant, UBO or Controlling Party information, the Transfer Agent will promptly inform the Designated Contact of the foregoing circumstances who shall (A) determine for the Fund such other action(s) as may be required by applicable law or regulation and (B) instruct the Transfer Agent on the action(s) the Designated Contact wishes the Transfer Agent to take which may include no action, continuing to accept the Authorized Participant’s order for Creation Units, returning the Authorized Participant’s subscription, or freezing or liquidating the Authorized Participant’s securities or funds. Notwithstanding such Designated Contact instructions, the Bank will take such action as it is required to take under applicable law or the Bank’s AML and Sanctions Program, which may include, but is not limited to, returning the Authorized Participant’s securities or funds, or freezing or liquidating the Authorized Participant’s securities or funds or termination of the Transfer Agent’s relationship with the Fund.
•The Fund hereby instructs the Transfer Agent to report non-compliant accounts to the Designated Contact (including the VanEck Compliance and Capital Markets team) every 30 calendar days.
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